Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$36,671,324
Unrealized Gain (Loss) on Market Value of Futures	52,101,376
Dividend Income	185,266
Interest Income	2,628,638
ETF Transaction Fees	17,000
Total Income (Loss)	$91,603,604

Expenses
General Partner Management Fees	$620,792
Professional Fees	133,562
Brokerage Commissions	174,523
Non-interested Directors' Fees and Expenses	15,628
Prepaid Insurance Expense	10,718
NYMEX License Fee	20,693
SEC & FINRA Registration Expense	1,945
Total Expenses	$977,861
Net Income (Loss)	$90,625,743

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$1,698,832,599
Additions (10,800,000 Shares)	159,704,659
Withdrawals (13,000,000 Shares)	(193,253,860)
Net Income (Loss)	90,625,743

Net Asset Value End of Month	$1,755,909,141
Net Asset Value Per Share (113,500,000 Shares)	$15.47

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596